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                              OWNER LEASE AGREEMENT

        This lease agreement ("Agreement") is made as of the     day of
   , 19    by and between Nationwide Automated Systems, Inc. ("Nationwide") and
("Owner").

        WHEREAS, Nationwide is in the business of operating automated teller machines ("ATMs"), and

        WHEREAS, Owner is the owner of the ATM(s) as set forth on Schedule A hereto, and

        WHEREAS, Nationwide desires to lease Owner's ATM(s) on the terms and conditions set forth herein and Owner desires to lease such ATM(s) to Nationwide on such terms and conditions.

        NOW, THEREFORE, with respect to the foregoing and in consideration of the following, the parties hereto represent, acknowledge and agree as follows:

        1. Upon the execution of this Agreement, Nationwide shall lease Owner's ATM(s) for a period of ten (10) years commencing with the date hereof. Owner shall have the option of renewing this Agreement for successive three (3) year periods on the same terms and conditions contained herein by giving Nationwide at least sixty (60) days prior written notice.

        2. Owner has full power and authority to enter this Agreement and is the owner of the ATM(s) leased to Nationwide hereby. Owner makes no representation as to the condition of the ATM(s) leased to Nationwide hereby and Nationwide agrees and acknowledges that it is leasing such ATM(s) on an "as is" basis.

        3. Nationwide, at its sole cost and expense, shall install Owner's ATM(s) in a location or locations selected solely by Nationwide and Owner shall have no say in the location of any Owner's ATM(s).

         4. Nationwide, at its sole cost and expense, shall operate Owner's ATM(s) and provide all services relating thereto. Such services include, but are not limited to, processing transactions, loading of cash, insurance, maintenance, servicing and advertising.

        5. Nationwide, at its sole cost and expense, shall secure insurance on Owner's ATM(s) against fire, flood, vandalism, liability and the like in an amount not less than the full replacement value of Owner's ATM(s). All insurance proceeds shall be payable directly to Owner. Upon the occurrence of any such insurable event, Owner shall have the option of retaining such


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proceeds and canceling this Agreement or replacing the ATM with a similar ATM.


        6. Nationwide, at its sole option and at its sole cost and expense, may relocate any or all of Owner's ATM(s) to any other location(s) at any time or times during the term of this Agreement including any extensions.

        7. Nationwide shall pay to Owner as lease payments an amount equal to for each approved transaction (as defined herein) produced by Owner's ATM(s) for each calendar month during the term of this Agreement including any extensions. For purposes of this Agreement, an "approved transaction" is defined as a transaction produced by Owner's ATM(s) for which the appropriate ATM system and federal, state and local laws permit a transaction fee to be charged to users of ATMs.

        8. Commencing with the first month of this Agreement and continuing during its term, including any extensions, Nationwide shall provide Owner with an accounting of the number of approved transactions produced by Owner's ATM(s) during the previous calendar month. Concurrently therewith, Nationwide shall make lease payments to Owner as provided for herein. All such accountings and lease payments will be due no later than thirty (30) days after the end of each calendar month.

        9. It is understood that Owner shall be solely responsible for any and all taxes resulting from the lease payments made to Owner by Nationwide.

        10. The parties hereto understand and acknowledge that Nationwide does not represent, warranty or guarantee that any Owner's ATM(s) will, either individually or in the aggregate, produce any number of approved transactions for any month during the term of this Agreement, including any extensions. Nationwide shall not be liable to Owner for loss of lease payments or any other damages based on the number of approved transactions generated by Owner's ATM(s) for any month or the failure of Owner's ATM(s) to operate as intended.

        11. It is the intention of the parties that this is a net lease to Owner and that Nationwide shall bear full and sole responsibility for the operation of Owner's ATM(s). In connection therewith, Owner agrees not to interfere with the operation of Owner's ATM(s) by Nationwide in any manner including, but not limited, to contact with locations and the methods used by Nationwide of operating such ATM(s).


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        12. Owner shall have the right to terminate this Agreement at any time upon sixty (60) days written notice to Nationwide, provided, however, that if such termination occurs during the first two (2) years of this Agreement, Owner shall concurrently pay Nationwide its reasonable costs of removing Owner's ATM(s) from location(s) and delivering Owner's ATM(s) to the address specified in any such notice of termination.


        13. Upon termination of this Agreement, either by Owner or upon expiration of its term, including any extensions, Nationwide shall, at its sole cost and expense (except as set forth above) deliver Owner's ATM(s) to the address contained herein or any other address designated by Owner. Such ATM(s) so delivered shall be free and clear of all liens, attachments, encumbrances and judgments except for those incurred by Owner and shall be in operating condition, reasonable wear and tear excepted.

        14. The parties acknowledge that this Agreement contains the full understanding between the parties and supersedes any and all prior agreements between them.

        15. This Agreement shall be governed by the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NATIONWIDE:

        Nationwide Automated Systems, Inc.
        22048 Sherman Way - Suite 213
        Canoga Park, California 91308


        By

OWNER:


                      (Name)


                      (Street Address)


                      (City, State, Zip Code)



                      (Signature)


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